Exhibit 5.8

December 23, 2022

TO:	Seabridge Gold Inc.
British Columbia Securities Commission
Ontario Securities Commission
Alberta Securities Commission
Financial and Consumer Affairs Authority of Saskatchewan
The Manitoba Securities Commission
Nova Scotia Securities Commission
The Office of the Yukon Superintendent of Securities
United States Securities and Exchange Commission

Re:	Seabridge Gold Inc. (the “Company”) Consent of Expert

Ladies and Gentlemen:

Reference is made to the technical reports titled “KSM (Kerr-Sulphurets-Mitchell) Prefeasibility Study and Preliminary Economic Assessment, NI 43-101 Technical Report” dated August 8, 2022 and “Seabridge Gold Inc. – Courageous Lake Prefeasibility Study” dated September 5, 2012, as revised and reissued on November 11, 2014 (the “Technical Reports”), each of which were prepared for the Company.

In connection with the Company’s short form shelf prospectus dated December 23, 2022 and all documents incorporated by reference therein including, but not limited to, the Company’s annual information form dated March 24, 2022 for the year ended December 31, 2021 (collectively, the “Prospectus”) and the Company’s Registration Statement on Form F-10 and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”), the undersigned hereby consents to:

1.	being named directly or indirectly in the Prospectus and the Registration Statement; and

2.	the use of the Technical Reports.

The undersigned hereby certifies and confirms that:

i.	the undersigned has read the Prospectus and the Registration Statement; and

ii.	the undersigned has no reason to believe that there are any misrepresentations in the information contained in the Prospectus and the Registration Statement or incorporated by reference therein that is derived from the Technical Reports or that is within the undersigned’s knowledge as a result of the services performed by the undersigned in connection with the Technical Reports.

Yours Truly,

/s/ Hassan Ghaffari
Hassan Ghaffari, P.Eng. Director of Metallurgy Tetra Tech Inc.